CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 1-A of our report dated December 23, 2022, of Atelier Meats Corp. relating to the audit of the consolidated financial statements for the period from Incorporation on November 5, 2021, to May 31, 2022 and unaudited consolidated financial statements for six months ended November 30, 2022 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 13, 2023